                                                                 Exhibit 3.2(ae)

                             JOINT VENTURE AGREEMENT

                                       OF

                              PINERY JOINT VENTURE

THIS AGREEMENT made as of the 29th day of September, 1993.

BETWEEN:

ELLY COLORADO, INC.
a corporation incorporated under
the laws of the state of Colorado;

(hereinafter called "ER");

-and-

NORMAN COLORADO, INC.
a corporation incorporated under
the laws of the state of Colorado;

(hereinafter called "NR");

-and-

LARRY COLORADO, INC.
a corporation incorporated under
the laws of the state of Colorado;

(hereinafter called "LR");

-and-

BRUCE COLORADO, INC.
a corporation incorporated under
the laws of the state of Colorado;

(hereinafter called "BF");

-and-

HARRY COLORADO, INC.
a corporation incorporated under
the laws of the state of Colorado;

(hereinafter called "HR")

-and-

SEYMOUR COLORADO, INC.
a corporation incorporated under
the laws of the state of Colorado;

(hereinafter called "SJ")

-and-

HAYDN COLORADO, INC.
a corporation incorporated under
the laws of the state of Colorado;

(hereinafter called "HM")

     WHEREAS ER, NR, LR, BF, HR, SJ, and HM (herein collectively called the "Venturers") desire to form a Colorado joint venture to own lands, to construct homes and to market them, such lands to be designated from time to time.

          AND WHEREAS the Venturers wish to enter into this Agreement for the purpose of setting forth the various terms, provisions, and conditions governing their respective interests in the Venture;

          NOW THEREFORE, in consideration of the mutual covenants of the parties hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledge, it is hereby agreed this Joint Venture Agreement of Pinery Joint Venture shall constitute the entire agreement of the parties, as follows:

                                   FORMATION

     1. ER, NR, LR, BF, HR, SJ, and HM hereby form and constitute a Colorado joint venture (the "Venture") for the purpose hereinafter set forth. The affairs of the Venture shall be conducted in accordance with the provision of this Agreement.

     2. The purpose of the Venture is the acquisition of the Property, the development thereof into serviced building lots (if needed), and the construction of houses thereon, the sale thereof, and such other related activities as the parties may agree upon.

     3. The undivided interest of each Venturer in the Venture (hereinafter referred to as "Proportionate Interest") shall be as follows:

                                   ER - 28.00%
                                   NR - 28.00%
                                   LR - 18.00%
                                   BF -  7.00%
                                   HR -  7.00%
                                   SJ -  7.00%
                                   HM -  5.00%

                                     FUNDING

     4. The Venturers shall advance funds to the Venture from time to time as required. These advances may be made in stages as the activities of the Venture may reasonably require. The advances shall be made by each of the Venturers in the following proportions. ER - 28.00%, NR - 28.00%, LR - 18.00%, BF - 7.00%, HR
- 7.00%, SJ - 7.00% and HM - 5.00%. The advances shall be repaid pro rata and pari passu and on no other basis.

     In the event that any Veturer advances to the Venture an amount in excess of its required proportionate share of advances as noted above, this amount shall be referred to as a deficit loan. The Venturer making such advance shall be entitled to repayment of the said deficit loan on demand and shall be entitled to charge and be paid interest on the deficit loan at a rate which is four (4%) per cent per annum greater than the prime rate charged by the bank of Nova Scotia to its most credit worthy customers on U.S. Dollar demand loans, but in no event shall the rate of interest exceed the maximum permitted by law. These repayments shall be made in priority to any other amounts advanced pursuant to Section 4 herein.

                                 BORROWED MONEYS

     5. The Venturers shall have the authority to borrow money in the name of and on behalf of the Joint Venture, for the purpose of the Venture, upon approval of Venturers owning Proportionate Interests of not less than fifty-one (51%) per cent.

                          SECURITY FOR BORROWED MONEYS

     6. The Venturers hereby covenant and agree to pledge the assets of the Venture and to give such guarantees and other security in such form as may be required by any lender in order to obtain the financing contemplated in Section 5 hereof.

                                   FISCAL YEAR

     7. The fiscal year of the Venture shall end on the 31st day of May of each year.

                      APPOINTMENT OF AUDITOR, OR ACCOUNTANT

     8. The Venture appoints Messrs. Peat Harwick Thorne its accountants or auditors. That firm shall be engaged to, at the end of each fiscal year of the tenure and at such other times as may be reasonably required by one of the Venturers, make an audit, if requested by any Venturer, at such Venturer's expense, of the books and accounts of the Venture and for such purpose shall have access to all books of account, records, and all vouchers, cheques, papers and documents of or which may relate to the Venture. The Venture shall cause its accountants to furnish copies of all financial statements prepared for or on behalf of or in connection with the Venture to each of the Venturers forthwith after their preparation.

                           MAINTENANCE OF BANK ACCOUNT

     9. The Venturers shall maintain for and on behalf of the Venture, a bank account (herein called the "Venture Bank Account") to which shall be deposited all receipts of every nature and kind whatsoever from the Venture.

                        RECEIPT AND DISBURSEMENT OF FUNDS

     10. The Venture Bank Account shall be used solely for the purpose of the receipt and disbursement of funds as aforesaid and for no other purpose, it being the express intention of the Venturers that under no circumstances shall the funds to be received or disbursed as required herein be co-mingled with any other funds of the Venturers.

                          RECORDS AND BOOKS OF ACCOUNT

     11. Proper books of account, bank records and reconciliations for all bank accounts referred to in this Agreement, such financial records as are reasonably required by the accountant appointed from time to time pursuant to Section 8 hereof and copies of all contracts, agreements, correspondence and similar material shall be kept by the Venture, and entries shall be made therein of all such matters, terms, transactions and things as are usually written and entered in books of account kept by others engaged in an enterprise of a similar nature. Euch of the Venturers and their representatives, agents or nominees shall have free access at all reasonable times to inspect, examine, audit and copy all records and documents at its own expense. Each Venturer shall at all times furnish to the others, correct information, accounts and statements of and concerning all such transactions without concealment or suppression.

          The Venture shall cause to be prepared and furnished to each of the Venturers promptly after the close of each fiscal year of the Venture an unaudited annual statement showing the operations of the Venture for such period, the balance of each Venturer's capital account, the unpaid balance due under all obligations of the Venture, a balance sheet of the Venture dated as at the end of the fiscal year, a related statement of income or loss for the Venture for such fiscal year and such other information as may be reasonably requested by the Venturers.

                    APPLICATION AND DISTRIBUTION OF REVENUES

     12. All receipts and revenues of the Venture from any source shall be applied and distributed in the following order of priority with no distribution being made in any category set forth below unless and until the preceding category has been satisfied in full either by payment or by setting aside of a cash reserve for payment of same.

     a) in payment of all debts, obligations, liabilities, costs and expenses incurred in connection with or on account of the Venture;

     b) in repayment of deficit loans and accrued interest thereon as set forth in Section 4 herein;

     c)   in repayment of advances by the Venturers subject to the provisions of
          Section 4 herein;

     d) after having satisfied (a), (b) and (c) above, receipts and revenues of the Venture shall represent the profits of the venture and shall be distributed in the following order of priority;

          i) the advances made by the venturers to the venture pursuant to
     Section 4 herein shall hear interest at a rate which is two (2%) per cent per annum greater than the prime rate charged by the Bank of Nova Scotia to its most credit worthy customers on U.S. Dollar demand loans, but in no event shall the rate of interest exceed the maximum rate permitted by law, from the date of such advance until repaid to such Venturer in accordance with Section 12(c) above.

          (ii) after having satisfied (a), (b), (c) and (d)(i) above, the receipts and revenues of the Venture shall be distributed to the Venturers pro rata and pari passu in accordance with their proportionate Interests.

However, no distribution of profits shall be made until after completion of any development and/or construction activities undertaken by the venture, without the agreement of the venturers owning proportionate Interests of not less than fifty-one (51%) percent.

                                    INDEMNITY

     13. All liabilities of the venture shall be borne by the Venturers in accordance with their respective Proportionate Interest in the Venture. If any of the Venturers or any principal of any of the Venturers shall become a surety or guarantor of the Venture or otherwise become indebted or liable for any monies borrowed by or on behalf of the Venture or for any obligation entered into by or on behalf of the Venture each Venturer shall indemnify the other, or the principal aforementioned, with the intent and purpose that all such liabilities and obligations shall be borne by the Venturers in the proportions aforementioned.

                            MANAGEMENT OF VENTURE AND
                             EXECUTION OF DOCUMENTS

     14 (a) The management of the Venture shall be vested with Venturers owning Proportionate Interests of not less than fifty-one (51%) per cent.

     (b) All deeds, transfers, contracts, agreements and other documents required to be executed by or on behalf of the Venture, from time to time, including but not limited to checks and documents to open and/or close checking accounts for the Venture, shall be executed on the Venture's behalf by an authorized signing officer of either Seymour Colorado, Inc. or Harry Colorado Inc. as authorized representative of the Venture. The signed statement of Harry Rosenbaum or Seymour Joffe as an officer of either of those entities reciting that such entity has authority to undertake any such act, when delivered to any third party, shall be all the evidence such third party shall need concerning the capacity of such person and such third party shall be entitled to rely upon such statement and shall not be required to inquire further as to any of the facts contained in such statement, said facts being deemed to be true insofar as such third party is concerned after delivering such statement, the individual by his signature alone, may sign any investment and bind the Venture.

                                  RESTRICTION

     15. Except with the prior written consent of the Venturers the respective undivided interest of each Venturer in the Venture, (collectively referred to as the Venture Interest) shall not be transferred, assigned, sold, mortgaged, charged or in any other way encumbered, disposed of, or dealt with, without the consent in writing of all the other Venturers. No Venturer shall have the right to partition any venture assets, no shall any Venturer make any application to any Court or other authority having jurisdiction over the matter, nor commence nor prosecute any proceeding for the partition of Property or any part thereof.

                            NON ARMS-LENGTH TRANSFER

     16. Notwithstanding the provisions of Section 15 hereof, any venturer shall be free to transfer, sell or assign in whole or in part its interest in the Venture, to any corporation which is a related corporation as determined under the appropriate taxing legislation including any amendments thereto, in which event the following provisions shall apply thereto;

     a) No transfer sale or assignment pursuant to this Section, shall be made unless at the time of such transfer, sale or assignment, the transferee agrees to be bound by the terms of this Agreement and become a party hereto by executing a counterpart of this Agreement.

     b) In the event of a transfer, sale or assignment pursuant to this section, the transferor shall not be relieved of its liability or obligations hereunder and shall continue to be bound by all of the terms and conditions of the Agreement.

                                  BUSINESS NAME

     17. The parties agree that the Venture may register as a proprietorship name, the name "PINERY JOINT VENTURE". The affairs of the Venture may be publicized under that name.

                                   ARBITRATION

     18. If, at any time or from time to time during the continuance of the Venture or after the dissolution or other termination thereof, any dispute, difference or question shall arise between any of the parties hereto, or their successors, assigns or nominees, touching or concerning the venture or the property, assets, rights or transactions thereof, or the dissolution or other termination thereof, or the Property or the construction, meaning or effect of this Agreement, or any provision hereof, or the rights of obligations of the parties hereto, or their successors, assigns or nominees, under this Agreement or otherwise, with respect thereto, then every such dispute, difference or question shall be submitted to and settled by arbitration and the decision of the arbitrator appointed as hereinafter provided to deal with such matter shall be accepted by all the parties to such dispute, difference or question. The arbitration shall be conducted by a single arbitrator agreed upon by the parties to the matter. The decision of the Arbitrator shall be final and binding upon all the parties to such dispute, difference or question and their nominees, and there shall be no appeal therefrom.

                              AMENDMENTS IN WRITING

     19. No amendment, alterations, addition, change or deletion to this Agreement shall be binding on the parties hereto unless made in writing and signed by all the parties hereto.

                               AGREEMENT PREVAILS

     20. This agreement supersedes, and shall be deemed conclusively to supersede, for all purposes, any agreement, whether evidenced in writing or otherwise, heretofore entered into by the parties hereto governing or purporting to govern the rights and obligations of the parties hereto with respect to the Venture, and the Property; and this Agreement is hereby confirmed to contain all terms and provisions agreed upon by the parties, there being no other agreement between the parties with respect to the Property, or otherwise excepting only as is specifically contained herein.

                               TIME OF THE ESSENCE

     21. Time shall be of the essence of this Agreement and of every part hereof.

                                  TERMINATION

     22. This Agreement shall terminate upon the earlier of the agreement in writing to terminate executed by the parties hereto or the full completion of the purpose of the Venture as defined in Section 2 hereof and the disbursement of all receipts of the Venture in accordance with Section 12 hereof and the completion of each and every financial statement or reporting requirement herein.

                              TAX MATTERS PARTNER

     23. The Venturers hereby designate ER as the Tax Matters Partner for the Venture as defined in Section 6.23 (a)(7) of the Internal Revenue Code of 1986 and the regulations promulgated thereunder.

                                    MOTIONS

     24. Any notice, statement, document or any other communication required or desired to be given to any party hereto in connection with this Agreement or arising out of it shall be in writing and shall be deemed to have been given five (5) days after being posted to the party to whom addressed at the following address or at such other address as the Venturer may advise in writing:

ER                15851 Dallas Parkway
                  Suite 100
                  Dallas, Texas 75248
                  Attention: Elly Reisman

NR                15851 Dallas Parkway
                  Suite 100
                  Dallas, Texas 75248
                  Attention: Norman Reisman

LR                15851 Dallas Parkway
                  Suite 100
                  Dallas, Texas 75248
                  Attention: Larry Robbins

BT                15851 Dallas Parkway
                  Suite 100
                  Dallas, Texas 75248
                  Attention: Bruce Freeman

MR                15851 Dallas Parkway
                  Suite 100
                  Dallas, Texas 75248
                  Attention: Harry Rosenbaum

SJ                15851 Dallas Parkway
                  Suite 100
                  Dallas, Texas 75248
                  Attention: Seymour Joffe

HM                15851 Dallas Parkway
                  Suite 100
                  Dallas, Texas 75248
                  Attention: Haydn Matthews

With a copy to:   250 Lesmill Road
                  Don Mills, Ontario
                  Canada M3B 2T5
                  Attention: Harry Rosenbaum

                               FREEDOM OF ACTION

     25. Each Venturer shall have the right to engage in other businesses or ventures for its own individiual profit without any accountability to the other Venturer, even if such other businesses or ventures are similar to or compete with the Property. A Venturer shall not, by reason of this Agreement, have any interest in any other business or venture if similar to or competes with the Property.

                                   INSOLVENCY

     26. In the event that any party thereto shall, during the term hereof, make an assignment for the benefit of creditors or a trustee or receiver of the assets or any party shall commit an act of bankruptcy which is not cured within thirty (30) days of the giving of a written notice thereof by any other party hereto, the remaining parties hereto shall thereupon have the first option to purchase in proportion to their respective interests the beneficial interest of such party in the Venture, from the party or its trustee or receiver, or failing any such beneficial interest. The said fair market value shall be final and binding upon the parties. The option provided for herein shall be for a period of thirty (30) days after the happening of an event referred to herein, and the resulting agreement of purchase and sale shall be completed within thirty (30) days thereafter.

                                 GOVERNING LAW

     27. This Agreement is entered into and is to be performed under the laws of the State of Colorado.

          IN WITNESS WHEREOF the parties hereto have duly executed this Agreement by their respective officers in that regard.

                                        ELLY COLORADO, INC.
                                        a Colorado corporation


                                        Per: /s/ Harry Rosenbaum
                                             -----------------------------------
                                        Name: Harry Rosenbaum
                                        Title: Vice President

                                        NORMAN COLORADO, INC.
                                        a Colorado corporation


                                        Per: /s/ Harry Rosenbaum
                                             -----------------------------------
                                        Name: Harry Rosenbaum
                                        Title: Vice President


                                        LARRY COLORADO, INC.
                                        a Colorado corporation


                                        Per: /s/ Harry Rosenbaum
                                             -----------------------------------
                                        Name: Harry Rosenbaum
                                        Title: Vice President


                                        BRUCE COLORADO, INC.
                                        a Colorado corporation


                                        Per: /s/ Harry Rosenbaum
                                             -----------------------------------
                                        Name: Harry Rosenbaum
                                        Title: Vice President


                                        HARRY COLORANDO, INC.
                                        a Colorado corporation


                                        Per: /s/ Harry Rosenbaum
                                             -----------------------------------
                                        Name: Harry Rosenbaum
                                        Title: Vice President


                                        SEYMOUR COLORADO, INC.
                                        a Colorado corporation


                                        Per: /s/ Harry Rosenbaum
                                             -----------------------------------
                                        Name: Harry Rosenbaum
                                        Title: Vice President


                                        HAYDN COLORADO, INC.
                                        a Colorado corporation


                                        Per: /s/ Harry Rosenbaum
                                             -----------------------------------
                                        Name: Harry Rosenbaum
                                        Title: Vice President